Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 23, 2007 (except Note 8(c), as to which the date is June 5, 2008) with respect to the consolidated financial statements and schedules of GeoGlobal Resources Inc., for the years ended December 31, 2006 included in the Annual Report (Form 10-K) for 2007 filed with the Securities and Exchange Commission.

"Ernst & Young LLP" (signed)

CALGARY, ALBERTA                                                                           CHARTERED ACCOUNTANTS
June 6, 2008